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                                                                   EXHIBIT 21.1



                             i2 TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES

                                                       JURISDICTION
                                                        IN WHICH
     NAME OF SUBSIDIARY                                 ORGANIZED
-------------------------------               -----------------------------
i2 Technologies Pty Ltd.                      Australia
iTWO Technologies Exports, Inc.               Barbados
i2 Technologies N.V./S.A.                     Belgium
i2 Technologies do Brasil Ltda.               Brazil
i2 Technologies (Canada), Inc.                Canada
InterTrans Logistics Solutions Ltd.           Canada
i2 Technologies (Cayman Islands) Ltd.         Cayman Islands
i2 Technologies A/S                           Denmark
i2 Technologies Oy                            Finland
i2 Technologies SARL                          France
i2 Technologies, GmbH                         Germany
Think Systems Private Limited                 India
i2 Technologies Srl                           Italy
i2 Technologies Japan, Inc.                   Japan
i2 Technologies (Korea), Inc.                 Korea
i2 Technologies (Mexico) S. de R.L.           Mexico
i2 Technologies (Netherlands) B.V.            Netherlands
InterTrans Logistics Solutions BV             Netherlands
i2 Technologies (N.A.) N.V.                   Netherlands Antilles
i2 Technologies PTE Limited                   Singapore
MStar Pty Ltd.                                South Africa
InterTrans Logistics AG                       Switzerland
i2 Technologies (Taiwan) Inc.                 Taiwan
i2 Technologies, Limited                      United Kingdom
i2 Technologies International Services, Inc.  United States
InterTrans Logistics Corp.                    United States